Exhibit 3.1

Company No.: 278041

THE COMPANIES LAW (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

ELEVENTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

111, Inc.

(adopted by a special resolution passed on June 19, 2018)

1.                                      The name of the Company is 111, Inc.

2.                                      The registered office of the Company shall be at the offices of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205 Cayman Islands or at such other place as the Directors may from time to time decide.

3.                                      The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Statute, or any other law of the Cayman Islands.

4.                                      Except as prohibited or limited by the Statute, the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum and the Articles considered necessary or convenient in the manner set out in the Articles, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Shareholders of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid provided that the Company shall only carry on the businesses for which a licence is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5.                                      The liability of each Shareholder is limited to the amount from time to time unpaid on such Shareholder’s shares.

6.                                      The share capital of the Company is US$50,000 divided into 72,000,000 Class A Ordinary Shares of a nominal or par value of US$0.00005 each, 839,209,895 Class B Ordinary Shares of a nominal or par value of US$0.00005 each, 13,671,109 Class C Ordinary Shares of a nominal or par value of US$0.00005 each, 4,200,000 Series A Preferred Shares of a nominal or par value of US$0.00005 each, 11,396,178 Series B Preferred Shares of a nominal or par value of US$0.00005 each, 31,739,234 Series C Preferred Shares of a nominal or par value of US$0.00005 each, and 27,783,584 Series D Preferred Shares of a nominal or par value of US$0.00005 each with power for the Company insofar as is permitted by law to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Statute and the Articles and (subject to the terms of the Articles) with power to issue any preferred shares in one or more different series and with different rights/privileges and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7.                                      If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Statute and, subject to the provisions of the Statute and the Articles, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be de-registered in the Cayman Islands.

8.                                      Capitalised terms that are not defined herein bear the same meaning given to them in the Eleventh Amended and Restated Articles of Association of the Company.

THE COMPANIES LAW (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

ELEVENTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

111, Inc.

(adopted by a special resolution passed on June 19, 2018)

1.                                           In these Articles Table A in the First Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,

“Articles” or “Articles of Association”	means these articles of association of the Company (including the Schedules hereto), as from time to time amended, altered or supplemented by Special Resolution.

“Auditors”	means the auditors of the Company, as approved by the Board of Directors.

“Board” or “Board of Directors”	means the board of Directors, as constituted from time to time.

“BVCF”	Means First Pharmacia International.

“BVCF Director”	has the meaning ascribed to it under Article 66(e).

“BVCF Observer”	has the meaning ascribed to it under Article 66(b).

“Chairman”	has the meaning ascribed to it in Article 90.

“Class A Directors”	has the meaning ascribed to it in Article 66(f).

“Class A Ordinary Shares”	means the class A ordinary shares of par value US$0.00005 each in the capital of the Company, each having the rights, preferences, privileges and restrictions set out in these Articles.

“Class B Ordinary Shares”	means the class B ordinary shares of par value US$0.00005 each in the capital of the Company, each having the rights, preferences, privileges and restrictions set out in these Articles.

“Class C Ordinary Shares”	means the class C ordinary shares of par value US$0.00005 each in the capital of the Company, each having the rights, preferences, privileges and restrictions set out in these Articles.

“Closing Date”	has the meaning ascribed to it in the Series C Subscription Agreement.

“Company”	means the above-named Company.

“Compensation Committee”	has the meaning ascribed to it in Article 66(h).

“CVP”	means ClearVue YW Holdings, Ltd.

“CVP Director”	has the meaning ascribed to it under Article 66(c).

“CVP Observer”	has the meaning ascribed to it under Article 66(b).

“debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Directors”	means the directors for the time being of the Company.

“dividends”	includes interim dividends and bonus issues.

“Domcos”

means GUANGDONG YIHAO PHARMACY CO., LTD. (广 东 壹 号 药 业 有 限 公 司), GUANGDONG YIHAO PHARMACEUTICAL CHAIN CO., LTD. (广 东 壹 号 大 药 房 连 锁 有 限 公 司), and SHANGHAI YAOWANG E-COMMERCE CO., LTD. (上海耀网电 子 商 务 有 限 公 司), each a limited liability company organized and existing under the laws of the PRC together with any other entity formed or acquired which is at any time a Subsidiary or holding company of, or is under common control with, any of the companies listed above in this definition; each a “Domco”.

“Equity Equivalents”

means any and all shares, interests, participations or other equivalents (however designated) of equity capital of the Company (or any of its subsidiaries, as the case may be) and any rights to acquire the foregoing, including, without limitation, any rights to acquire securities exercisable for, convertible into or exchangeable for the foregoing, with or without consideration.

“ESOP”	means the employment stock ownership plan adopted by the Company from time to time.

“Founders”	means Gang Yu and Junling Liu.

“Group Companies”	means the Company, the HK Subsidiary and the PRC Companies and their respective subsidiaries.

“HK Subsidiary”	means Yao Wang Corporation Limited, a company with limited liability organized and existing under the laws of the Hong Kong Special Administrative Region of the PRC.

“Memorandum” or “Memorandum of Association”	means the memorandum of association of the Company for the time being, as from time to time amended, altered or supplemented by Special Resolution.

“New Securities”	has the meaning ascribed to it under Article 8(c).

“month”	means calendar month.

“Observers”	means the Series A Observer, CVP Observer, Verlinvest Observer and BVCF Observer.

“Ordinary Resolution”	means a resolution:

(i)

passed by a simple majority of votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(ii)

approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed.

“Ordinary Shares”	means the Class A Ordinary Shares, the Class B Ordinary Shares and the Class C Ordinary Shares.

“Ordinary Shareholders”	means the holders of Ordinary Shares.

“paid-up”	means paid-up as to the par value and any premium payable in respect of the issue of any share and includes the same credited as paid-up.

“PRC”	means the People’s Republic of China, and for purpose of these Articles, does not include Taiwan and the Special Administration Regions of Hong Kong and Macau.

“PRC Subsidiary”	means YAOFANG INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD. ( 耀方信息技术（ 上海 ）有限公司 ), a wholly foreign-owned enterprise established by the HK Subsidiary under the laws of the PRC.

“PRC Companies”	means the PRC Subsidiary and the Domcos.

“Preferred Issue Price”

means, with respect to Series A Preferred Shares, the Series A Issue Price, or, with respect to Series B Preferred Shares, the Series B Issue Price, or, with respect to Series C Preferred Shares, the Series C Issue Price, or, with respect to Series D Preferred Shares, the Series D Issue Price.

“Preferred Shareholder”	means any holder of Preferred Shares.

“Preferred Shares”	means Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares.

“Pro Rata Share”	has the meaning ascribed to it in Article 8(b).

“Qualified Public Offering”

means a firm underwritten public offering of the Ordinary Shares of the Company in NASDAQ, NYSE, a recognised stock exchange in China or HK Stock Exchange, that has been registered under the United States Securities Act of 1933 or any other applicable laws, as amended from time to time, including any successor statutes, with an implied pre-offering valuation of the Company of at least US$2,000,000,000.

“Redemption Date”	has the meaning ascribed to it in Section 5.2 of Schedule 1.

“Redemption Price”	has the meaning ascribed to it in Section 5.1 of Schedule 1.

“Register of Members”	the register of Shareholders to be kept in accordance with the Statute and includes every duplicate Register of Members;

“registered office”	means the registered office for the time being of the Company.

“Restricted Shares”	means any of the Company’s shares or other securities now owned or subsequently acquired by the Founders or the holders of Class A Ordinary Shares.

“RMB”	means renminbi, the lawful currency of the People’s Republic of China.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Series A Issue Price”	means US$0.50, the price paid by the Series A Shareholders per Series A Preferred Share.

“Series A Observer”	has the meaning ascribed to it under Article 66(b).

“Series A Original Issue Date”	means September 5, 2013, the date of the first sale and issuance of Series A Preferred Shares.

“Series A Preferred Shares”

means the convertible redeemable participating series A preferred shares of par value US$0.00005 each in the capital of the Company, each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series A Shareholders”	means holders of Series A Preferred Shares.

“Series B Issue Price”	means US$0.83135, the price paid by the Series B Shareholders per Series B Preferred Share.

“Series B Original Issue Date”	means December 23, 2013, the date of the first sale and issuance of Series B Preferred Shares.

“Series B Preferred Shares”

means the convertible redeemable participating series B preferred shares of par value US$0.00005 each in the capital of the Company, each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series B Shareholders”	means holders of Series B Preferred Shares.

“Series C Issue Price”	means US$2.30135, the price paid by the Series C Shareholders per Series C Preferred Share.

“Series C Original Issue Date”	means December 31, 2014, the date of the first sale and issuance of Series C Preferred Shares.

“Series C Preferred Shares”

means the convertible redeemable participating series C preferred shares of par value US$0.00005 each in the capital of the Company, each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series C Shareholders”	means holders of Series C Preferred Shares.

“Series C Subscription Agreement”	means the Series C Preferred Shares Subscription Agreement entered into by and among the Company, the Series C Shareholders and certain other parties thereto dated December 29, 2014.

“Series D Issue Price”	means US$6.7665, the price paid by the Series D Shareholders per Series D Preferred Share.

“Series D Original Issue Date”	means November 16, 2015, the date of the first sale and issuance of Series D Preferred Shares.

“Series D Preferred Shares”

means the convertible redeemable participating series D preferred shares of par value US$0.00005 each in the capital of the Company, each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series D Shareholders”	means holders of Series D Preferred Shares.

“share”	means the Ordinary Shares and the Preferred Shares in the capital of the Company, and includes a fraction of a share.

“Share Premium Account”	has the meaning ascribed to it under Article 110A.

“Shareholders”	means holders of shares of the Company.

“Shareholders Agreement”	means the Shareholders Agreement entered into by and among the Company and the Shareholders, as amended, supplemented, restated or replaced from time to time.

“Special Resolution”	has the same meaning as ascribed to it in the Statute and includes a resolution approved in writing as described therein.

“Statute”	means the Companies Law (as revised) of the Cayman Islands, as amended or supplemented from time to time and every statutory modification or re-enactment thereof for the time being in force.

“subsidiary”

means, with respect to any person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such person.

“Verlinvest”	means Verlinvest Asia (HK) Limited.

“Verlinvest Director”	has the meaning ascribed to it under Article 66(d).

“Verlinvest Observer”	has the meaning ascribed to it under Article 66(b).

“written” and “in writing”	include all modes of representing or reproducing words in visible form.

“US Dollar” or “US$”	means the lawful currency of the United States of America.

“ZJ Subscription Agreement”	means the series D preferred shares subscription agreement among the Company, Jia Zhu and certain other parties there to dated January 8, 2016.

Words importing the singular number only include the plural number and vice-versa.

Words importing the masculine gender only include the feminine gender.

Words importing person only include individual, partnership, corporation, limited liability company, joint venture, trust, firm, association, unincorporated organization or other entity.

The Schedules shall form part of these Articles. If at any time there shall be any conflict between the provision of the Schedules and the provision contained in the remainder of these Articles, then the provisions of the Schedules shall prevail. Defined terms which are defined in the Schedules to these Articles shall bear the meaning ascribed thereto in such Schedule.

2.                                      The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of the shares may have been allotted.

3.                                      The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.                                      The Company shall maintain a Register of Members according to the Statute at the registered office or at such other place determined by the Directors in the manner prescribed by the Statute and every person whose name is entered as a Shareholder in the Register of Members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares provided that in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

5.                                      Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process.

6.                                      Notwithstanding Article 5 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one dollar (US$1.00) or such lesser sum and on such terms (if any) as the Directors may prescribe to indemnify the Company for its costs incurred in connection therewith.

ISSUE OF SHARES

7.                                      (a)                                 Subject to the provisions, if any, of the Memorandum and to the provisions of these Articles and the Statute and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, offer, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend or other forms of distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. The Company shall not issue shares at a discount (except in accordance with the provisions of these Articles or the Statute) or in bearer form.

(b)                                 Subject to the Statute, the Ordinary Shareholders shall participate in the profits and assets of the Company but subject always to being subordinated in their rights to the Preferred Shareholders to the extent provided by the terms of issue of the Preferred Shares as set out in these Articles.

(c)                                  Subject to the Statute, Preferred Shareholders shall carry the rights set forth in these Articles and, in particular, in Schedule 1 hereto, having preferences superior to or on a parity with the Ordinary Shares in any aspects including without limitation dividend rights, redemption rights and liquidation rights. For the sake of clarity, Schedule 1 shall form part of these Articles. In the event of conflict between the terms and provisions in these Articles and Schedule 1, the terms and provisions of Schedule 1 shall prevail.

RIGHT OF PARTICIPATION

8.                                      (a)                            General. Subject to paragraph (f) below, each Preferred Shareholder and its permitted transferees to which rights under this Article 8 have been duly assigned in accordance with these Articles (each a “Participation Rights Holder”) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Article 8(c)) that the Company may from time to time issue after the date of these Articles (the “Right of Participation”), provided that each Participation Right Holder may specifically waive his, her or its rights under this Article 8 in writing and provided that no fractional shares of the Company shall be issued and the number of shares of the Company to be so issued (after aggregating all fractional shares) shall be rounded to the nearest whole share (with one-half being rounded upward).

(b)                            Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) then issued and outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.

(c)                                  New Securities. “New Securities” shall mean any Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, and any other shares of the Company designated as “Preferred Shares”, Ordinary Shares or other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Preferred Shares, Ordinary Shares or other voting shares, provided, however, that the term “New Securities” shall not include:

(i)                                     Class C Ordinary Shares (and/or options or warrants to subscribe for Class C Ordinary Shares) issued to employees, officers, directors, contractors, advisors or consultants of any one of the Group Companies pursuant to the Group Companies’ employee share option plans, schemes, programs or otherwise for the primary purpose of soliciting or retaining their employment or services approved by the Board;

(ii)                                  any Ordinary Shares issued for the conversion of the Preferred Shares;

(iii)                               any securities issued in connection with any share split, combination, recapitalization, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(iv)                              any securities issued as a dividend or distribution on Ordinary Shares or Preferred Shares as approved pursuant to the Shareholders Agreement, these Articles and the Memorandum;

(v)                                 any securities issued upon the exercise, conversion or exchange of any outstanding options, warrants, notes or other rights to acquire securities of the Company as of the date hereof; or

(vi)                              any securities issued pursuant to a Qualified Public Offering.

(d)                                 Procedures.

(i)                                     First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have thirty (30) days from the date of receipt of any such First Participation Notice to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such thirty (30) day period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

(ii)                                  Second Participation Notice; Oversubscription. If any Participating Rights Holder fails to exercise its Right of Participation with respect to all of the New Securities which such Participating Rights Holder is entitled to purchase, or declines to exercise its Right of Participation in accordance with Article 8(d) (i) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participating Rights Holders who fully exercised their Right of Participation (the “Right Participants”) in accordance with Article 8(d) (i) above. Each Right Participant shall have ten (10) business days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) business days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, the total number of additional New Securities that could be purchased by each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Article 8(d) and the Company shall so notify the Right Participants within fifteen (15) business days following the date of the Second Participation Notice.

(e)                                  Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation within thirty (30) days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favourable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Article 8.

(f)                                   Termination. The Right of Participation for each Participation Rights Holder shall terminate upon a Qualified Public Offering.

(g)                                  Assignment. The rights of each Preferred Shareholder under this Article 8 are fully assignable in connection with a transfer of shares of the Company by such Preferred Shareholder; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by such Preferred Shareholder stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned.

TRANSFER OF SHARES

9.                                      Subject to the restrictions in these Articles and the Schedules 1 and 2 attached hereto as may be applicable, any Shareholder may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the Directors may approve. The instrument of transfer shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof. For the sake of clarity, Schedule 2 shall form part of these Articles.

10.                               The Directors shall not refuse to register any transfer of a share which is permitted under these Articles save that the Directors may decline to recognize any instrument of transfer if the instrument of transfer is not accompanied by the certificate of the shares to which it relates, or such evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The Directors shall in any event refuse to register the transfer of a share which is prohibited by these Articles (including the Schedules).

11.                               The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time reasonably determine, provided always that such registration shall not be suspended for more than thirty (30) days in any year.

REDEMPTION AND REPURCHASE OF SHARES

12.                               Subject to the provisions of the Statute and the Memorandum and these Articles (including the Schedules), shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine, and the Company may make payment for such redemption of Shares in any manner authorised by the Statute, including out of capital.

13.                               Subject to the provisions of the Statute and the Memorandum and these Articles (including the Schedules), the Company may purchase its own shares (including fractions of a share), including any redeemable share), provided that the manner of purchase has been agreed by such Shareholders or Shareholders whose Shares are to be purchased by the Company or, failing such agreement, authorised by Ordinary Resolution, and may make payment for such purchase of Shares in any manner authorised by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

14.                               Subject to these Articles (including the Schedules), if at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound-up, and except where these Articles or the Statute impose any stricter quorum, voting or procedural requirements in regard to the variation of rights attached to a specific class or series, be varied with the consent in writing of the holders of at least a majority of the issued shares of that class or series, or with the sanction of an Ordinary Resolution passed at a general meeting of the holders of the shares of that class or series by at least a majority of the votes cast.

15.                               The provisions of these Articles relating to general meetings shall apply to every meeting of the holders of one class or series of shares except that, subject to these Articles (including the Schedules), the necessary quorum shall be the holder(s) holding or representing by proxy at least a majority of the issued shares of the class or series and that any holder of shares of the class present in person or by proxy may demand a poll, unless there is only one member of such class or series, in which case such quorum shall be one person.

16.                               The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking senior, pari passu or subordinate therewith.

COMMISSION ON SALE OF SHARES

17.                               The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

18.                          Except as required by the Statute, or under an order of a court of competent jurisdiction, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN

18A.                 The Company shall have a first and paramount lien on every share (not being a fully paid Share) for all moneys (whether presently payable or not) called or payable at a date fixed by or in accordance with the terms of issue of such share in respect of that share, and the Company shall also have a first and paramount lien on every share (other than a fully paid up Share) standing registered in the name of a Shareholder, whether singly or jointly with any other person for all debts and liabilities of a Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Directors may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article 18A. The Company lien, if any, on a share shall extend to all dividends payable thereon.

18B.                 The Company may sell, in such manner as the Directors think fit, any share on which the Company has a lien, provided a sum in respect of which the lien exists is presently payable, and is not paid within fourteen days after a notice in writing has been given to the registered holder for the time being of the share, demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment.

18C.                 For giving effect to any such sale, the Directors may authorise any person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

18D.                 The net proceeds of such sale shall be applied in payment or discharge of the debt or liability in respect of which the lien exists and as is presently payable, and any balance shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person who was the registered holder of the Share immediately before such sale.

CALL ON SHARES

19.                               The Directors may from time to time make calls upon the Shareholders in respect of any monies unpaid on their shares (whether on account of the nominal or par value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one (1) month from the date fixed for the payment of the last preceding call, and each Shareholder shall (subject to receiving at least fourteen (14) days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by instalments.

20.                               A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

21.                               The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

22.                               If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten percent (10%) per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

23.                               Any sum which by the terms of issue of a share becomes payable on allotment or by or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

24.                               The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

25.                               (a)                                 The Directors may, if they think fit, receive from any Shareholder willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in a general meeting shall otherwise direct) seven percent (7%) per annum, as may be agreed upon between the Directors and the Shareholder paying such sum in advance.

(b)                                 No such sum paid in advance of calls shall entitle the Shareholder paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE AND CANCELLATION OF SHARES

26.                               (a)                                 If a Shareholder fails to pay any call or instalment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, instalment or payment remains unpaid, give notice requiring payment of so much of the call, instalment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall specify a place and name a day (not earlier than the expiration of fourteen (14) days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

(b)                                 If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared, other distributions or other monies payable in respect of the forfeited share and not actually paid before the forfeiture.

(c)                                  A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

27.                               A person whose shares have been forfeited shall surrender the share certificate for the shares forfeited to the Company for cancellation and shall cease to be a Shareholder in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture were payable by him to the Company in respect of the shares together with interest at such rate as the Directors may determine from the date of forfeiture until payment, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

28.                               A certificate in writing under the hand of one (1) Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

29.                               The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable by or at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified to the Shareholder.

REGISTRATION OF EMPOWERING INSTRUMENTS

30.                               Subject to the Statute, the Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letter of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

TRANSMISSION OF SHARES

31.                               Subject to other provisions of these Articles, in case of the death of a Shareholder, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

32.                               (a)                                 Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Shareholder (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Shareholder before his death or bankruptcy as the case may be.

(b)                                 If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

33.                               A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share and subject to the provisions of the these Articles, except that he shall not, before being registered as a Shareholder in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company provided however that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety (90) days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION,
ALTERATION OF CAPITAL & CHANGE OF LOCATION OF REGISTERED

OFFICE

34.                               (a)                                 Subject to and in so far as permitted by the provisions of the Statute and these Articles (including the Schedules), the Company may at any time and from time to time by Special Resolution alter or amend the Memorandum (including, without limitation, with respect to any objects, powers or other matters specified therein) or these Articles in whole or in part provided that no such amendment shall affect the special rights attaching to any class of Shares without the consent or sanction provided for in these Articles. Subject to the provisions of the Statute and these Articles (including the Schedules), the Company may by Ordinary Resolution:

(i)                                     increase its share capital by such sum to be divided into shares of such nominal or par value with such rights, priorities and privileges annexed thereto, as the resolution shall prescribe;

(ii)                                  consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)                               by subdivision of its existing shares or any of them into shares of smaller par value than is fixed by the Memorandum, subject nevertheless to the provisions of section 13 of the Statute;

(iv)                              cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person; and

(v)                                 convert all or any paid up shares into stock, and reconvert all or any stock into paid up shares of any denomination.

(b)                                 Subject to the Statute and these Articles (including the Schedules), the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part, provided that any amendment or waiver of any provision of the Articles or other charter documents in a manner that would alter or change the rights, preferences or privileges of any Preferred Share shall be subject to the written consent or agreement of the holders of at least a majority of such Preferred Shares then issued and outstanding.

(c)                                  All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(d)                                 Without prejudice to Article 12 hereof and subject to the provisions of the Statute and these Articles (including the Schedules), the Company may by Special Resolution:

(i)                                     divide its Shares into several classes and attach to such classes any preferential, deferred, or special rights or restrictions in accordance with these Articles;

(ii)                                  change the currency denomination of its share capital;

(iii)                               reduce its share capital and any capital redemption reserve fund in any manner whatsoever; and

(iv)                              merge or consolidate with any one or more constituent companies (as defined in the Statute).

(e)                                  Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

35.                               For the purpose of determining Shareholders entitled to receive notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Directors of the Company may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case forty (40) days. If the Register of Members shall be so closed for the purpose of determining Shareholders entitled to receive notice of or to vote at a meeting of Shareholders such register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

36.                               In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of Shareholders entitled to receive notice of or to vote at a meeting of the Shareholders and for the purpose of determining the Shareholders entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

37.                               If the Register of Members is not so closed and no record date is fixed for the determination of Shareholders entitled to receive notice of or to vote at a meeting of the Shareholders or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Article 37, such determination shall apply to any adjournment thereof.

ORDINARY SHARES AND PREFERRED SHARES

38.                               Holders of Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Shareholders. Each Class A Ordinary Share shall be entitled to twenty (20) votes on all matters subject to vote at general meetings of the Company, whether on a show of hands or on a poll, and each Class B Ordinary Share, Class C Ordinary Share, Series A Preferred Share, Series B Preferred Share, Series C Preferred Share and Series D Preferred Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of the Company, whether on a show of hands or on a poll.

38A.                      Each Class A Ordinary Share is convertible into one (1) Class B Ordinary Share at any time by the holder thereof. The right to convert shall be exercisable by the holder of the Class A Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class A Ordinary Shares into Class B Ordinary Shares. Any conversion of Class A Ordinary Shares into Class B Ordinary Shares pursuant to these Articles shall be effected by means of the repurchase and cancellation of each relevant Class A Ordinary Share and allotment and issuance of a Class B Ordinary Share (credited as fully paid).

38B.                      Neither Class B Ordinary Shares nor Class C Ordinary Shares are convertible into Class A Ordinary Shares under any circumstances. Class C Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

38C.                      Save and except for the rights as set out otherwise in these Articles, the Class A Ordinary Shares, the Class B Ordinary Shares and the Class C Ordinary Shares shall rank pari passu and shall have the same rights, preferences, privileges and restrictions.

GENERAL MEETING

39.                               (a)                                 The Directors may whenever they think fit, and they shall on the requisition of Shareholders of the Company, or their proxies, provided that the relevant proxy is expressed to be irrevocable, holding at the date of the deposit of the requisition not less than ten percent (10%) of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b)                                 The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)                                  If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

(d)                                 A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

40.                               At least five (5) days’ notice shall be given for an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and whether an Ordinary Resolution or Special Resolution will be tabled for adoption in respect of each item on the agenda and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Article 39 have been complied with, be deemed to have been duly convened if it is so agreed:

in the case of any general meeting by all the Shareholders entitled to attend and vote thereat or their proxies; and

No action on any item of business may be taken at any general meeting unless it has been properly described in the notice for such meeting.

41.                               The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

42.                               No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting; any two (2) or more Shareholders (which comprise of at least one Class A Ordinary Shareholder and CVP) present in person or by proxy shall be a quorum, and if the Company has only one Shareholder of record entitled to attend and vote the quorum shall be that one Shareholder present in person or by proxy. Shareholders may participate in a general meeting of the Company by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Article 42 shall constitute presence in person at such meeting.

43.                               A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Statute and these Articles.

44.                               If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine, and if at the adjourned meeting there are present within half an hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares entitled to vote on the matters to be considered by the meeting provided always that one representative of the holders of the Class A Ordinary Shares is present, those present shall constitute a quorum but otherwise the meeting shall be dissolved. For avoidance of doubt, the general meetings cannot be adjourned for any reasons other than lack of quorum unless otherwise agreed by all the present Shareholders.

45.                               The Chairman, if any, shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the general meeting.

46.                               If at any general meeting the Chairman is not willing to act as chairman, and no Director is willing to act as chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Shareholders present shall choose one of their numbers to be chairman of the general meeting.

47.                               The chairman of the general meeting may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

48.                               At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the chairman of the general meeting or any other Shareholder present in person or by proxy.

49.                               Unless a poll be so demanded and the demand is not withdrawn, a declaration by the chairman of the general meeting that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the Company’s minute book containing the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

50.                               The demand for a poll may be withdrawn by the person or any persons making it at any time prior to the declaration of the results of the poll.

51.                               Except as provided in Article 53, if a poll is duly demanded it shall be taken in such manner as the chairman of the general meeting directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

52.                               The chairman of any general meeting shall not be entitled to any second or casting vote.

53.                               A poll demanded on the election of a chairman of a general meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

VOTES OF SHAREHOLDERS

54.                               Subject to Article 38 and any rights or restrictions for the time being attached to any class or series of shares (including as set out in these Articles (including the Schedules)), on a show of hands every Shareholder of record present in person or by proxy at a general meeting shall have one (1) vote and on a poll every Shareholder of record present in person or by proxy shall have one (1) vote for each share registered in his name in the Register of Members.

55.                               In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

56.                               A Shareholder of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

57.                               No Shareholder shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class or series of shares unless he is registered as a shareholder of the Company on the record date for such meeting and unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

58.                               No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the general meeting whose decision shall be final and conclusive.

59.                               On a poll or on a show of hands votes may be given either personally or by proxy.

PROXIES

60.                               The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation, under the hand of an officer or attorney duly authorised in that behalf. An appointment of a proxy which is expressed to be irrevocable and is made by way of security for any obligations owed by the relevant Shareholder to any person shall be irrevocable without the prior written consent of such person so long as the relevant obligation remains outstanding. A proxy need not be a Shareholder of the Company.

61.                               The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the general meeting no later than the time for holding the general meeting, or adjourned meeting provided that the chairman of the general meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

62.                               The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular general meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

63.                               A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE SHAREHOLDERS

64.                               Any corporation which is a Shareholder of record of the Company may in accordance with its articles of association or constitutional documents or in the absence of provision in such documents by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class or series of Shareholders of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Shareholder of record of the Company.

SHARES THAT MAY NOT BE VOTED

65.                               Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS AND OBSERVERS

66.                               (a)                                 There shall be a Board of Directors consisting of up to seven (7) Directors (exclusive of alternate Directors), and subject to Articles 66(c), 66(d), 66(e) and 66(f), all of which shall be elected by the holder(s) of a majority of the Ordinary Shares calculated on an as-converted basis at a general meeting of the Company or pursuant to a resolution of Shareholders in writing (in one or more counterparts) signed by all Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings. All such Directors shall hold office until their office is vacated pursuant to Article 96 or until their respective successors shall have been elected and shall have qualified. The Company shall provide to such Directors the same information concerning the Company’s subsidiaries, and access thereto, that is provided to board of directors of the Company’s subsidiaries. The reasonable travel expenses incurred by any such Director in attending any meetings of the Company shall be reimbursed by the Company to the extent consistent with the Company’s then existing policy of travel and reimbursement.

(b)                                 (i) Series A Shareholders shall be entitled, by notice in writing to the Company, to designate one (1) individual, as an observer (the “Series A Observer”), (ii) CVP shall be entitled, by notice in writing to the Company, to designate one (1) individual, as an observer (the “CVP Observer”) if CVP does not have the right to appoint the CVP Director pursuant to Article 66(c), (iii) Verlinvest shall be entitled, by notice in writing to the Company, to designate one (1) individual, as an observer (the “Verlinvest Observer”) if Verlinvest does not have the right to appoint the Verlinvest Director pursuant to Article 66(d), and (iv) BVCF shall be entitled, by notice in writing to the Company, to designate one (1) individual, as an observer (the “BVCF Observer”, together with the Series A Observer, CVP Observer and Verlinvest Observer, the “Observers”) if BVCF does not have the right to appoint the BVCF Director pursuant to Article 66(e), to attend all meetings of the Board and all committees thereof (whether in person, telephonic or otherwise) in a non-voting capacity and to receive, concurrently with the Directors and in the same manner, a copy of all materials provided to such Directors, including, inter alia, board packs and materials, minutes of meetings, written resolutions, notices of meetings, management accounts and financial statements, and business plans, if any. The Board shall take such reasonable steps as may be required so as to enable the Observers to fulfill his/ her role. The Observers shall not influence nor direct the activities of the Board and shall have no fiduciary or other statutory director duties in regard to the activities of the Board or as to the Company. For the avoidance of doubt, this Article 66 and Article 68 in relation to the Observers shall apply to the extent that they comply with the Statute, and in the event there is any inconsistency between such Articles and the Statute, the Statute shall prevail.

(c)                                  So long as CVP and its affiliates hold fifteen percent (15%) or more of the total number of the Ordinary Shares calculated on an as-converted basis, it shall have the right at a general meeting of the Company or pursuant to a resolution of Shareholders in writing (in one or more counterparts) signed by all Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings to appoint and remove one (1) director (the “CVP Director”).

(d)                                 So long as Verlinvest and its affiliates hold fifteen percent (15%) or more of the total number of the Ordinary Shares calculated on an as-converted basis, it shall have the right at a general meeting of the Company or pursuant to a resolution of Shareholders in writing (in one or more counterparts) signed by all Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings to appoint and remove one (1) director (the “Verlinvest Director”).

(e)                                  So long as BVCF and its affiliates hold fifteen percent (15%) or more of the total number of the Ordinary Shares calculated on an as-converted basis, it shall have the right at a general meeting of the Company or pursuant to a resolution of Shareholders in writing (in one or more counterparts) signed by all Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings to appoint and remove one (1) director (the “BVCF Director”).

(f)                                   Holders of Class A Ordinary Shares shall have the right to appoint and remove all the remaining directors of the Company, in any event no less than four (4) directors (the “Class A Directors”).

(g)                                  Each CVP Director, Verlinvest Director, and BVCF Director shall have one (1) vote. The Class A Directors shall in total have four (4) votes, and if the holders of Class A Ordinary Shares appoint less than four (4) Class A Directors, each such appointed Class A Director shall have one (1) vote; provided, however, that in the case of the holders of Class A Ordinary Shares being the Class A Directors, the holders of Class A Ordinary Shares shall have a number of votes that is equal to (i) four (4) minus (ii) the number of the other Class A Directors (if any) that are actually appointed by the holders of Class A Ordinary Shares.

(h)                                 The Board may establish and maintain a compensation committee (the “Compensation Committee”), which consist of any two (2) or more Directors, to manage the compensation affairs of the Company, including implementing salary and equity guidelines for the Company, approving compensation packages, severance agreements and employment agreements for all senior managers (at the level of vice president or above), administering the Company’s employee equity incentive plans, as well as carrying out any other powers delegated by the Directors from time to time.

(i)                                     All directors of the Group Companies (other than the Company) shall be appointed and removed pursuant to decision and action of the Board. The parties hereto shall cause the directors so appointed to vote in the manner determined by the Board and shall cause any director who fails to vote in such manner to be removed. The parties hereto shall take all steps as are necessary to cause the provisions with respect to the governance of the Company to apply mutatis mutandis to the governance of each of the other Group Companies to the extent permitted under its respectively applicable laws.

67.                               Subject to these Articles (including the Schedules), the Company may from time to time by an Ordinary Resolution increase or reduce the limit in the number of Directors. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the subscribers of the Memorandum or a majority of them.

REMUNERATION OF DIRECTORS

68.                               Subject to these Articles (including the Schedules), the remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors and the Observers shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

69.                               Subject to these Articles (including the Schedules), the Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

DIRECTORS’ INTEREST

70.                               A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of the Auditors) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

71.                               A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

72.                               No shareholding qualification shall be required for Directors.

73.                               A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

74.                               No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid provided however that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

75.                               A general notice or disclosure to all other Directors or otherwise contained in the minutes of a meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a shareholder, director or officer of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 74 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

ALTERNATE DIRECTORS

76.                               Subject to the exception contained in Article 84, a Director who expects to be unable to attend Directors’ meetings because of absence, illness or otherwise may by writing appoint any other Director, or any person willing to act, to be his alternate Director to act in his stead, and remove his alternate so appointed by him. Such alternate Director, in the event of absence therefrom of the appointing Director, be entitled to receive notice of, attend, and be counted in the quorum in all meetings of the Directors and of all meetings of committees of Board of which the appointing Director is a member and to vote thereat and to do, in the place and stead of the appointing Director where such appointing Director is not personally present, and any other act or thing which the appointing Director is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointing Director, other than appointment and removal of himself as the alternate Director, and he shall ipso facto vacate office if and when the appointing Director ceases to be a Director or removes him from office of alternate Director. Any appointment or removal of alternate Director under this Article 76 shall be effected by notice in writing to the registered office signed under the hand of the Director appointing or revoking the appointment or in other manner approved by the Directors, and shall be effective on the date the notice is served. An alternate may also be a Director in his own right and may act as alternate to more than one Director. An alternate Director appointed by the Director shall be deemed for all purposes to be the Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him. The signature of an alternate to any resolution in writing of the Director or a committee there shall, unless the terms of the appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate. These Articles (except as regards powers to appoint an alternate and remuneration) apply equally to the alternate as though he were the Director in his own right.

POWERS AND DUTIES OF DIRECTORS

77.                          (a)                                 Subject to these Articles (including the Schedules), the business of the Company shall be managed by the Board of Directors, who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting provided however that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

(b)                                 Notwithstanding the generality of the foregoing, the Directors shall be obliged, so far as may be permitted by law, to act in all respects in accordance with and give effect to these Articles (including the Schedules).

78.                          The Board of Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board of Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board of Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Board of Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

79.                          Subject to these Articles (including the Schedules), all cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Board of Directors shall from time to time by resolution determine.

80.                          The Directors shall cause minutes to be made in books provided for the purpose:

(a)                                 of all appointments of officers made by the Directors;

(b)                                 of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Board of Directors and of any committee of the Directors;

(c)                                  of all resolutions and proceedings at all meetings of the Shareholders and of the Board of Directors and of committees of Directors.

81.                               Subject to these Articles (including the Schedules), the Board of Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

82.                               Subject to these Articles (including the Schedules), the Board of Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

83.                               Subject to the provisions of these Articles (including the Schedules):

(a)                                 the Board of Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the next four following paragraphs shall be without prejudice to the general powers conferred by this paragraph (a);

(b)                                           the Board of Directors may appoint such officers as they consider necessary on such terms, at such remuneration as may be determined by the Board of Directors and to perform such duties, and subject to such provisions as to disqualification and removal as the Board of Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Shareholders;

(c)                                  the Board of Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration;

(d)                                 the Board of Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Board of Directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Board of Directors may think fit and the Board of Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby; and

(e)                                  any such delegates as aforesaid may be authorised by the Board of Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

MANAGING DIRECTORS

84.                          Subject to these Articles (in particular the Schedules), the Board of Directors may, from time to time, appoint one or more of their body (but not an alternate Director) to the office of Managing Director for such term and at such remuneration (whether by way of salary, or commission, or participation in profits, or partly in one way and partly in another) as they may think fit but his appointment shall be subject to determination ipso facto if he ceases from any cause to be a Director and no alternate Director appointed by him can act in his stead as a Director or Managing Director.

85.                          Subject to these Articles (in particular the Schedules), the Board of Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

PROCEEDINGS OF DIRECTORS

86.                          Except as otherwise provided by these Articles (including the schedules), the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum, the vote of an alternate Director not being counted if his appointor be present at such meeting. In the case of an equality of votes, the chairman of the meeting of the Directors shall not have any second or casting vote.

87.                          A Director or an alternate Director, may at any time summon a meeting of the Directors by at least five (5) days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held and provided further if notice is given in person, by cable, telex or telecopy the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be.

88.                          A meeting of Directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than two (2) Directors, but a quorum must in all cases include the Class A Directors or their alternates, and the CVP Director (where CVP has the right to appoint a director pursuant to Article 66(c)) in person or by alternate. If at a meeting the quorum required is not present within half of an hour from the time appointed for the meeting, such meeting shall be adjourned and re-convene at the same place and with the same agenda seven (7) calendar days following the date of the original meeting, and the Directors who attend such re-convened meeting shall be deemed to form the quorum; provided that such quorum shall in all cases include the Class A Directors or their alternates. For avoidance of doubt, the meeting of Directors cannot be adjourned for any reasons other than lack of quorum unless otherwise agreed by all the present Directors.

89.                               The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

90.                               The Directors may elect a chairman of their Board (the “Chairman”) and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

91.                               Except as provided for herein, the Board of Directors may delegate any of their powers to committees consisting of such member or members of the Board of Directors (including alternate Directors in the absence of their appointors) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Board of Directors.

92.                               A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the same, the members present may choose one of their members to be chairman of the meeting. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes in a committee meeting, the chairman of the committee meeting shall have a second or casting vote.

93.                               All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

94.                               Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of the appointing Director) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

95.                               [Deleted]

VACATION OF OFFICE OF DIRECTOR

96.                               The office of a Director shall be vacated:

(a)                                 if he gives notice in writing to the Company that he resigns the office of Director;

(b)                                 if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three (3) consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)                                  if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)                                 if he is found a lunatic or becomes of unsound mind; or

(e)                                  subject to Articles 66(c), (d), (e) or (f), if he is removed from office by the Shareholder(s) under the provisions of these Articles; or

(f)                                   if he ceases to be a Director by virtue of, or becomes prohibited from being a Director by reason of, an order made under any provisions of any law or enactment.

APPOINTMENT AND REMOVAL OF DIRECTORS

97.                               Subject to Article 66 and Article 96, the Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

98.                               Subject to Article 66, the Directors may appoint any person to be a Director, either to fill in a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as a maximum number of Directors.

PRESUMPTION OF ASSENT

99.                               Subject to the Statute, a Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

SEAL

100.                      (a)                                 The Company may, if the Directors so determine, have a Seal which shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

(b)                                 The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)                                  A document to be executed as a Deed shall be executed by a Director or other person authorised by the Directors for that purpose.

OFFICERS

101.                      Subject to the provisions of these Articles (including the Schedules), the Company may have a President, a Secretary or Secretary-Treasurer appointed by the Board of Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Board of Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

102.                      Subject to the Statute, these Articles (including the Schedules), the Board of Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor.

103.                      The Board of Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Board of Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

104.                        No dividend or distribution shall be payable except out of the profits of the Company, realised or unrealised, or out of the Share Premium Account or as otherwise permitted by the Statute.

105.                        Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class or series of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class or series outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article 105 as paid on the share.

106.                        The Board of Directors may deduct from any dividend or distribution payable to any Shareholder all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

107.                        Subject to these Articles (including the Schedules), the Board of Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board of Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Shareholders upon the footing of the value so fixed in order to adjust the rights of all Shareholders and may vest any such specific assets in trustees as may seem expedient to the Board of Directors.

108.                        Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

109.                        No dividend or distribution shall bear interest against the Company.

CAPITALISATION

110.                        The Company may upon the recommendation of the Directors by Ordinary Resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Shareholders in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Shareholders concerned). The Directors may authorise any person to enter on behalf of all of the Shareholders interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

SHARE PREMIUM ACCOUNT

110A.               The Directors shall in accordance with the Statute establish a share premium account (the “Share Premium Account”) and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

110B.               There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Statute, out of capital.

BOOKS OF ACCOUNT

111.                      The Directors shall cause proper books of account to be kept with respect to:

(a)                                 all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)                                 all sales and purchases of goods by the Company;

(c)                                  the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

112.                      Subject to these Articles (including the Schedules), the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors.

113.                      The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

114.                        Subject to these Articles (including the Schedules), the Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

115.                        Subject to these Articles (including the Schedules), the Board of Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an Ordinary Resolution of the Shareholders in general meeting in which case the Shareholders at that meeting may appoint Auditors. The Board of Directors may fill any casual vacancy in the office of the Auditors but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Board of Directors under this Article may be fixed by the Board of Directors.

116.                        Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.

117.                        Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Shareholders, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

118.                        Except as otherwise expressly provided herein, notices or other communications shall be in writing and shall be given by the Company to any Shareholder by telefax, commercial express courier service or personal delivery, addressed to the Shareholder at such Shareholder’s address as appears in the Register of Members of the Company, as of a record date or dates determined in accordance with these Articles and applicable law, as in effect from time to time.

119.                        All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by such courier, if delivered by commercial express courier service; or if faxed, when transmission is confirmed by the sender’s fax machine.

120.                        A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the Register of Members in respect of the share.

121.                        A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Shareholder by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

122.                      Notice of every general meeting shall be given in any manner hereinbefore authorised to:

(a)                                 every person shown as a Shareholder in the Register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members; and

(b)                                 every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Shareholder of record where the Shareholder of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings.

WINDING UP

123.                      Subject to the rights provided by the terms of issue of Preferred Shares and these Articles (including the Schedules), if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other securities whereon there is any liability.

124.                      If the Company shall be wound up, and the assets available for distribution amongst the Shareholders as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, subject to the rights provided by the terms of issue of Preferred Shares, the losses shall be borne by the Shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the Shareholders shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, subject to the rights provided by the terms of issue of Preferred Shares, the excess shall be distributed amongst the Shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article 124 is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

INDEMNITY

125.                        The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, officer or trustee.

126.                        Without prejudice to the generality of the preceding Article, the Company shall indemnify and hold harmless each Director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a Director of the Company, or is or was a Director of the Company serving at the request of the Company as a director of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

FINANCIAL YEAR

127.                        Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each year and shall begin on January 1 in each year.

TRANSFER BY WAY OF CONTINUATION

128.                   If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be de-registered in the Cayman Islands.

SCHEDULE 1

PREFERRED SHARES

SECTION 1

DEFINITIONS; DIVIDEND

All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in these Articles or Schedule 2, as the case may be. Unless otherwise specified, the words “hereof”, “hereunder” and “hereto”, and words of like import used in this Schedule 1, refer to this Schedule 1. Subject to the Statute, no dividend, whether in cash, in property or in shares of the capital of the Company, shall be paid on any other class or series of shares of the Company unless and until a dividend in like amount is first paid in full on the Series D Preferred Shares (on an as-converted basis), Series C Preferred Shares (on an as-converted basis), Series B Preferred Shares (on an as-converted basis) and the Series A Preferred Shares (on an as-converted basis). Holders of the Preferred Shares shall also be entitled to receive any non-cash dividends or other distributions declared by the Board on an as-converted basis.

SECTION 2
CONVERSION

2.1                               Conversion Rights of Preferred Shareholders. Unless converted earlier pursuant to Section 2.2 below, subject to the Statute and to the sufficiency of authorised but unissued share capital of the Company, each holder of Preferred Shares shall have the right, at such holder’s sole discretion, to convert all or any portion of the Preferred Shares into Class B Ordinary Shares at any time, pursuant to Section 2.3 below. The conversion rate for the Preferred Shares shall be determined by dividing the applicable Preferred Issue Price for each of the Preferred Shares by its conversion price provided that in the event of any share splits, share combinations, share dividends, recapitalisations and similar events, the initial Conversion Price shall be adjusted accordingly. The conversion price for each of the Series A Preferred Shares, subject to adjustments from time to time in accordance with the provisions hereof, is referred hereinafter as “Series A Conversion Price”. The conversion price for each of the Series B Preferred Shares, subject to adjustments from time to time in accordance with the provisions hereof, is referred hereinafter as “Series B Conversion Price”. The conversion price for each of the Series C Preferred Shares, subject to adjustments from time to time in accordance with the provisions hereof, is referred hereinafter as “Series C Conversion Price”. The conversion price for each of the Series D Preferred Shares, subject to adjustments from time to time in accordance with the provisions hereof, is referred hereinafter as “Series D Conversion Price”. The initial Series A Conversion Price for each of the Series A Preferred Shares shall be its Series A Issue Price. The initial Series B Conversion Price for each of the Series B Preferred Shares shall be its Series B Issue Price. The initial Series C Conversion Price for each of the Series C Preferred Shares shall be its Series C Issue Price. The initial Series D Conversion Price for each of the Series D Preferred Shares shall be its Series D Issue Price. “Preferred Conversion Price” shall mean, with respect to Series A Preferred Shares, the Series A Conversion Price, or, with respect to Series B Preferred Shares, the Series B Conversion Price, or, with respect to Series C Preferred Shares, the Series C Conversion Price, or, with respect to Series D Preferred Shares, the Series D Conversion Price.

2.2                               Automatic Conversion. Subject to the Statute and to the sufficiency of authorised but unissued share capital of the Company, each of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares shall respectively automatically be converted, based on the then-effective Preferred Conversion Price, into Class B Ordinary Shares upon the earlier of (i) the closing of a Qualified Public Offering or (ii) the vote or written consent of the holders of: (A) at least a majority of the Series A Preferred Shares, (B) at least a majority of the Series B Preferred Shares, (C) at least a majority of the Series C Preferred Shares, or (D) at least a majority of the Series D Preferred Shares, as the case may be (in each case, voting separately on an as-converted basis). In the event of the automatic conversion of the Preferred Shares upon a Qualified Public Offering as aforesaid, the person(s) entitled to receive the Class B Ordinary Shares issuable upon such conversion of Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such Qualified Public Offering.

2.3                               Mechanism of Conversion. No fractional Class B Ordinary Share shall be issued upon conversion of the Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective respective Preferred Conversion Price. Before any holder of Preferred Shares shall be entitled to convert the same into the Class B Ordinary Shares and to receive share certificates in respect of such Class B Ordinary Shares, he shall surrender the certificate or certificates representing the Preferred Shares therefor, duly endorsed, at the principal office of the Company or of any transfer agent for the Preferred Shares and shall give a written notice to the Company (in a form which the Directors may approve) of his intention to convert at such office. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Shares a share certificate or share certificates for the number of Class B Ordinary Shares to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Class B Ordinary Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Shares to be converted, and the person or persons entitled to receive the Class B Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class B Ordinary Shares on such date. The Directors may effect conversion in any matter permitted by law including, without prejudice to the generality of the foregoing, repurchasing or redeeming the relevant Preferred Shares and applying the proceeds towards the issue of the relevant number of new Class B Ordinary Shares.

2.4                               Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Class B Ordinary Shares solely for the purpose of effecting the conversion of the shares of the Preferred Shares such number of its Class B Ordinary Shares as shall from time to time be sufficient to effect the conversion of all issued and outstanding shares of the Preferred Shares, and if at any time the number of authorized but unissued Class B Ordinary shares shall not be sufficient to effect the conversion of all then issued and outstanding shares of the Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Class B Ordinary Shares to such number of shares as shall be sufficient for such purposes.

2.5                               Adjustment of Conversion Price. The applicable Preferred Conversion Price shall be subject to adjustment as follows if any of the events listed below occur prior to the conversion of the Preferred Shares.

(a)                                 Special Definitions. For purposes of this Section 2.5, the following definitions shall apply:

(i)                                     “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii)                                  “Convertible Securities” shall mean any evidences of indebtedness, shares (other than the Ordinary Shares) or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(iii)                               “Additional Ordinary Shares” shall mean all Ordinary Shares (including reissued shares) issued (or, pursuant to Section 2.5(c), deemed to be issued) by the Company after the Series D Original Issue Date, other than:

i).                            Ordinary Shares issued upon conversion of the Preferred Shares authorized herein;

ii).                         Ordinary Shares reserved for and issued to employees, officers, directors, contractors, advisors or consultants of any of the Group Companies pursuant to shares option or purchase plans approved by the Board;

iii).                      any securities issued in connection with any share subdivision, combination, recapitalization, share dividend or other similar event;

iv).                     as a dividend or distribution on Ordinary Shares or Preferred Shares or any event for which adjustment is made pursuant to Section 2.7 or 2.8 hereof;

v).                        any securities issued upon the exercise, conversion or exchange of any options, warrants, notes or other rights to acquire securities of the Company outstanding as of the Series D Original Issue Date; and

vi).                     any securities issued pursuant to a Qualified Public Offering.

(b)                                 No Adjustment to Preferred Conversion Price. No adjustment in the Preferred Conversion Price shall be made in respect of the issuance of Additional Ordinary Shares unless the consideration per share for an Additional Ordinary Share issued or deemed to be issued by the Company is less than the Preferred Conversion Price of such series in effect on the date of and immediately prior to such issuance.

(c)                                  Deemed Issuance of Additional Ordinary Shares. In the event the Company at any time or from time to time after the Series D Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (ii) below) of Ordinary Shares issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Ordinary Shares shall not be deemed to have been issued unless the consideration per share of such Additional Ordinary Shares would be less than the applicable Preferred Conversion Price in effect on the date of and immediately prior to such issuance, or such record date, as the case may be, and provided further that in any such case in which Additional Ordinary Shares are deemed to be issued:

(i)                                     no further adjustment to the Preferred Conversion Price shall be made upon the subsequent issuance of Convertible Securities or Ordinary Shares upon the exercise of such options or conversion or exchange of such Convertible Securities;

(ii)                                  if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the applicable Preferred Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)          upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Preferred Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration be recomputed as if:

i).                                      in the case of Convertible Securities or Options for Ordinary Shares, the only Additional Ordinary Shares issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issuance of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issuance of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

ii).                                   in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issuance of such Options, and the consideration received by the Company for the Additional Ordinary Shares deemed to have been then issued was the consideration actually received by the Company for the issuance of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issuance of the Convertible Securities with respect to which such Options were actually exercised;

(iv)                              no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the applicable Preferred Conversion Price to an amount which exceeds the lower of (i) the applicable Preferred Conversion Price on the original adjustment date, or (ii) the applicable Preferred Conversion Price that would have resulted from any issuance of Additional Ordinary Shares between the original adjustment date and such readjustment date; and

(v)                                 in the case of any Options which expire by their terms not more than thirty (30) days after the date of issuance thereof, no adjustment of the applicable Preferred Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (iii) above.

(d)                                 Issuance of Additional Ordinary Shares below Preferred Conversion Price. In the event that the Company shall issue any Additional Ordinary Shares (including those deemed to be issued pursuant to Section 2.4(c)) at a subscription price per Ordinary Share (on an as-converted basis) less than the applicable Preferred Conversion Price (as adjusted from time to time) in effect on the date of and immediately prior to such issuance, then the applicable Preferred Conversion Price in effect immediately prior to the issuance of such Additional Ordinary Shares shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying such applicable Preferred Conversion Price by a fraction, (A) the numerator of which shall be the number of Ordinary Shares outstanding immediately prior to such issue plus the number of shares which the aggregate consideration received by the Company for the Additional Ordinary Shares so issued would purchase at the applicable Preferred Conversion Price in effect immediately prior to such issuance, and (B) the denominator of which shall be the number of Ordinary Shares outstanding immediately prior to such issue plus the number of such Additional Ordinary Shares so issued; provided, however, that such adjustment shall be made only if such adjustment results in a new Preferred Conversion Price lower than the applicable Preferred Conversion Price in effect immediately prior to the issuance of such Additional Ordinary Shares. For the purposes of this Section 2.5(d), all Ordinary Shares issuable upon conversion of all outstanding Equity Equivalents shall be deemed to be outstanding.

2.6                               Determination of Consideration. For purposes of this Section 2, the consideration received by the Company for the issuance of any Additional Ordinary Shares shall be computed as follows:

(a)                                 Cash and Property. Except as provided in clause (b) below, such consideration shall:

(i)                                     insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest for accrued dividends;

(ii)                                  insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issuance, as determined in good faith by the Board; provided, however, that no value shall be attributed to any services performed by any employee, officer or Director of the Company; and

(iii)          in the event Additional Ordinary Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received with respect to such Additional Ordinary Shares, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

(b)                                 Options and Convertible Securities. The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to Section 2.5(c), relating to Options and Convertible Securities, shall be determined by dividing

(i)                                     the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(ii)                                  the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion exchange of such Convertible Securities.

2.7                               Adjustments for Share Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event the issued and outstanding Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise), into a greater number of Ordinary Shares, the applicable Preferred Conversion Prices then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the issued and outstanding Ordinary Shares shall be combined or consolidated into a lesser number of ordinary shares the applicable Preferred Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

2.8                               Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares, then and in each such event provision shall be made so that the holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their Preferred Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Section 2 with respect to the rights of the holders of the Preferred Shares.

2.9                               Adjustments for Reclassification, Exchange and Substitution. Subject to the Statute, if the Ordinary Shares issuable upon conversion of the Preferred Shares shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each share of Preferred Shares shall have the right thereafter to convert such share into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by the holders upon conversion of the Preferred Shares immediately before that change, all subject to further adjustment as provided herein.

2.10                        No Impairment. The Company will not, by the amendment of the Memorandum and these Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Shares against impairment.

2.11                        Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Preferred Conversion Price pursuant to Section 2, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Preferred Conversion Price at the time in effect, and (iii) the number of ordinary shares and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Shares.

2.12                        Miscellaneous.

(a)                                 All calculations under this Section 2 shall be made to the nearest one hundredth (1/100) of a cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(b)                                 The holders of at least a majority of the issued and outstanding Preferred Shares shall have the right to challenge any determination by the Board of fair value pursuant to this Section 2, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging holders of Preferred Shares.

(c)                                  No adjustment in the Preferred Conversion Price need be made if such adjustment would result in a change in such Preferred Conversion Price of less than US$0.01. Any adjustment of less than US$0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.01 or more in such Preferred Conversion Price.

SECTION 3

STATUS ON CONVERSION OR REDEMPTION

Upon any conversion or redemption of the Preferred Shares, the Preferred Shares so converted or redeemed shall be cancelled and shall not be reissued, and subject to the Statute, the Company may from time to time take such appropriate action as may be necessary to diminish the authorized but unissued number of Preferred Shares accordingly.

SECTION 4

VOTING RIGHTS

4.1                     Except as otherwise provided in these Articles, the issued and outstanding Preferred Shares shall be voted together with the issued and outstanding Ordinary Shares at any annual or extraordinary general meeting of the Company, or the holders of such Preferred Shares may act by way of unanimous written resolution in the same manner as holders of the Ordinary Shares, upon the following basis: (i) the holder of each Class A Ordinary Share issued and outstanding shall have twenty (20) votes in respect of each Class A Ordinary Share held, and (ii) the holder of each Class B Ordinary Share, Class C Ordinary Share and Preferred Share issued and outstanding shall have one (1) vote in respect of each Class B Ordinary Share, Class C Ordinary Share and Preferred Share held respectively.

4.2                     Notwithstanding other provisions of these Articles, the Shareholders Agreement, the memorandum of association, and the articles of association (or equivalent) of any Group Company, but subject to the Companies Law (as revised) of the Cayman Islands, none of the Group Companies shall (and holders of the Class A Ordinary Shares shall procure that none of the Group Companies shall) take any of the following actions, directly or indirectly (whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise) (the “Reserved Matters”), without the prior written consent of CVP:

(a)                       unless consented to by a majority of votes of the Series C Preferred Shares, any amendment of the memorandum and articles of association or other constitutional documents of any Group Company, any of which will result in (i) any change of the rights, preferences, number, privileges or powers of, or the restrictions provided for the benefit of, Series C Preferred Shares (including any change in the number of Ordinary Shares issuable upon the conversion of the Preferred Shares), or (ii) the rights or privileges of any series of Preferred Shares or Ordinary Shares becoming more favorable than the rights and privileges of any Series C Preferred Shares;

(b)                       unless consented to by a majority of votes of the Series D Preferred Shares, any amendment of the memorandum and articles of association or other constitutional documents of any Group Company, any of which will result in (i) any change of the rights, preferences, number, privileges or powers of, or the restrictions provided for the benefit of, Series D Preferred Shares (including any change in the number of Ordinary Shares issuable upon the conversion of the Preferred Shares), or (ii) the rights or privileges of any series of Preferred Shares or Ordinary Shares becoming more favorable than the rights and privileges of any Series D Preferred Shares;

(c)                        unless consented to by a majority of votes of the Series C Preferred Shares, (i) any action to issue, allot, purchase, buyback or redeem any shares or securities of any class or series or options of any Group Company (excluding any arrangement related to the ordinary shares that have been reserved as of the date of adoption of these Articles for ESOP), (ii) any action to increase, decrease or cancel the issued share capital or registered capital of any of the Group Companies, and (iii) any action to reclassify any shares of any Group Company, any of which has the effect of diluting or reducing the effective shareholding of any of Series C Shareholders on a fully-diluted basis in the Company or its effective interest in any Group Company or having preferences superior to or on a parity with the Series C Preferred Shares;

(d)                       unless consented to by a majority of votes of the Series D Preferred Shares, (i) any action to issue, allot, purchase, buyback or redeem any shares or securities of any class or series or options of any Group Company (excluding any arrangement related to the ordinary shares that have been reserved as of the date of adoption of these Articles for ESOP), (ii) any action to increase, decrease or cancel the issued share capital or registered capital of any of the Group Companies, and (iii) any action to reclassify any shares of any Group Company, any of which has the effect of diluting or reducing the effective shareholding of any of the Series D Shareholders on a fully-diluted basis in the Company or its effective interest in any Group Company or having preferences superior to or on a parity with Series D Preferred Shares;

(e)                        transfer any equity interest in any of the Domcos to any other person other than shareholders of Domcos as of the date of these Articles;

(f)                         consolidate with, merge with or into another person, or permit any person to merge with or into it, any of which (i) is in excess of US$70,000,000, or (ii) results in a dilution to any shareholders of the Company of twenty present (20%) or more, in each case, as determined on a cumulative basis taking into account the current transaction and all prior transactions since the Closing Date, unless consented to by a simple majority of votes of Preferred Shares;

(g)                        any Trade Sale (as defined in Section 2.2(j) of the Shareholders Agreement) or any event of indirect transfer (as described in Section 4.8 of the Shareholders Agreement), or the sale, lease, transfer or other disposition of all or substantially all of the assets, property or undertaking of any nature, of any of the Domcos;

(h)                       declare, pay or make any dividends or other distributions on any securities of any Group Company;

(i)                           adopt and issue any new ESOP, equity-linked bonus or profit sharing scheme or any employee share option or share participation scheme that will result in a dilution of the shareholding of any of Series C Shareholders on a fully-diluted basis in the Company;

(j)                          cause or permit any Group Company to (1) commence any case, proceeding or other action (A) under any bankruptcy, insolvency or similar law seeking to have an order of relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or all or substantial part of its property, (2) make a general assignment for the benefit of its creditors, or (3) admit in writing its inability to pay its debts when they become due;

(k)                       incur financial indebtedness by the Company or HK Subsidiary in excess of RMB200,000,000 in aggregate in any calendar year or in excess of RMB100,000,000 in any single transaction or a series of related transactions;

(l)                           directly or indirectly, create, incur, assume or permit to exist any Lien (as defined in the Series C Subscription Agreement) with respect to any of the assets, property or undertaking of any nature of any Group Company (including but not limited to the equity interest in any other person), whether now owned or hereafter acquired, with a value in excess of RMB160,000,000 in aggregate in any calendar year or in excess of RMB80,000,000 in any single transaction or a series of related transactions, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any such Lien (as defined in the Series C Subscription Agreement) with respect to any such assets, property or undertaking of any nature, income or profits under any law;

(m)                   enter into any transactions with (including any loan to) any of the Related Parties except any Related-Party transactions in the ordinary course of business consistent with past practices and on arm’s length basis; “Related Party” means (i) each of the Founders, (ii) each of the Group Companies, (iii) any Affiliates of any of the persons set out under the foregoing (i) or (ii), (iv) any shareholder, director or manager of any Group Company or any of their Affiliates, or (v) any immediate family member of any of the persons set out under the foregoing clauses (i), (ii), (iii) or (iv);

(n)                       change the VIE structure, amend or revise any terms of the Control Documents (as defined in the Series C Subscription Agreement), or change the status or shareholding structure of any Domco under the VIE structure; and

(o)                       enter into any agreement or undertaking to do any of the items set out in ubsections (a) to (n) above.

4.3                     Subject to the Statute and Sections 4.2 above and 2.1A of the Shareholders Agreement (for which Sections the following proxy shall not, for the avoidance of doubt, apply), but otherwise notwithstanding anything to the contrary herein, if the VIE structure is removed in order to allow a listing of the shares of any Group Company on a recognised stock exchange in China, and the provision of Section 4.1 above is not then permitted in China to allow the holders of Class A Ordinary Shares to have twenty (20) votes per share, each Preferred Shareholder irrevocably grants to, and appoints, the holders of Class A Ordinary Shares, as such holder’s exclusive proxy and attorney-in-fact, for and in the name, place and stead of such holder, to vote all of its Preferred Shares at any general meetings of the Company, or at any adjournment thereof, or in any other circumstances under which a vote, agreement, consent (including written consents or resolutions of Shareholders, unanimous or otherwise) or other approval is sought from such holder provided that such grant and appointment is conditional upon (i) the holders of Class A Ordinary Shares notifying each Preferred Shareholder in advance of each exercise of these rights granted to the holders of Class A Ordinary Shares, (ii) the actions of the holders of Class A Ordinary Shares being lawful, (iii) the use of the proxy not giving rise to a claim being brought against a Preferred Shareholder as a result of or in connection with the exercise of these rights which would not have arisen but for the use of the proxy by the holders of Class A Ordinary Shares, and (iv) the proxy not being used in a way that results in any Shareholder being disproportionately disadvantaged.

SECTION 5

REDEMPTION

5.1                     Redemption. In the event of any material breach of any of the representations, warranties or covenants made by the Covenantors (as defined in the ZJ Subscription Agreement) under any Series A Basic Document (as defined in the series A preferred shares subscription agreement among the Company, the Series A Shareholders and certain other parties there to dated September 5, 2013), Series B Basic Document (as defined in the series B preferred shares subscription agreement among the Company, the Series B Shareholders and certain other parties there to dated December 23, 2013), Series C Basic Document (as defined in the series C preferred shares subscription agreement among the Company, the Series C Shareholders and certain other parties there to dated December 29, 2014), Series D Basic Document (as defined in the series D preferred shares subscription agreement among the Company, the Series D Shareholders and certain other parties there to dated November 16, 2015), or ZJ Basic Document (as defined in the ZJ Subscription Agreement), and subject to the Statute, at the option of any holder of Preferred Shares, the Company shall redeem all or any of the Preferred Shares held by such holder out of funds legally available therefor, at a redemption price per Preferred Share (the “Redemption Price”) equal to one times the Series A Issue Price for each Series A Preferred Share, one times the Series B Issue Price for each Series B Preferred Share, one times the Series C Issue Price for each Series C Preferred Share, or one times the Series D Issue Price for each Series D Preferred Share, as adjusted for share dividends, splits, combinations, recapitalizations or similar events, plus all declared but unpaid dividends (if any). Subject to the Statute, in the event of any redemption, the holders of the Series D Preferred Shares shall be entitled to receive, prior to any payment to the holders of Series C Preferred Shares, Series B Preferred Shares and Series A Preferred Shares, an amount per Series D Preferred Share equal to the Series D Issue Price (the “Series D Redemption Amount”). After the full Series D Redemption Amount on all issued and outstanding Series D Preferred Shares has been paid to those holders who have elected for redemption, the holders of the Series C Preferred Shares shall be entitled to receive, prior to any payment to the holders of Series B Preferred Shares and Series A Preferred Shares, an amount per Series C Preferred Share equal to the Series C Issue Price (the “Series C Redemption Amount”). After the full Series D Redemption Amount on all issued and outstanding Series D Preferred Shares and the full Series C Redemption Amount on all issued and outstanding Series C Preferred Shares have been paid to those holders who have elected for redemption, the holders of the Series B Preferred Shares shall be entitled to receive, prior to any payment to the holders of Series A Preferred Shares, an amount per Series B Preferred Share equal to the Series B Issue Price (the “Series B Redemption Amount”). After the full Series D Redemption Amount on all issued and outstanding Series D Preferred Shares, the full Series C Redemption Amount on all issued and outstanding Series C Preferred Shares and the full Series B Redemption Amount on all issued and outstanding Series B Preferred Shares have been paid to those holders who have elected for redemption, the holders of the Series A Preferred Shares shall be entitled to receive an amount per Series A Preferred Share equal to the Series A Issue Price.

5.2                               Redemption Notice. A notice of redemption (the “Redemption Notice”) by such holder of Preferred Shares shall be given in writing to the Company stating the date on which the Preferred Shares are to be redeemed (the “Redemption Date”), provided, however, that the Redemption Date shall be no earlier than expiration of thirty (30) days from the date of giving such notice of redemption. Upon receipt of any such request, the Company shall promptly give written notice of the redemption request to each non-requesting holder of record of Preferred Shares stating the existence of such request, the Redemption Price, the Redemption Date and the mechanics of redemption. Each such other holder of Preferred Shares shall have the right to participate in the redemption and require the Company to redeem all or part the Preferred Shares held by it at the same Redemption Price and on the same Redemption Date, together with the Preferred Shares of the initiating holder to be redeemed, by a written notice to the Company within fifteen (15) days following the date of the Redemption Notice indicating its election to participate in the redemption and the number of its Preferred Shares to be redeemed. In the event that any holder of Preferred Shares shall not have participated in the redemption in accordance with the preceding sentence, such holder of Preferred Share shall nevertheless have the right to require the Company to redeem all or part of the Preferred Shares held by it by initiating a redemption pursuant to this Section 5.

5.3                               Availability. If on the Redemption Date, the number of Preferred Shares that may then be legally redeemed by the Company is less than the number of all Preferred Shares to be redeemed, then (i) the number of Preferred Shares then redeemed shall be based ratably on all Preferred Shares to be redeemed, and (ii) the remaining Preferred Shares to be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds to do so.

5.4                               Procedure. Any holder of Preferred Shares entitled for redemption under the provisions of this Section 5 shall surrender his, her or its certificate or certificates representing such Preferred Shares to be redeemed to the Company in the manner and at the place designated by the Company for that purpose, and thereupon the Redemption Price shall be payable to the order of the person whose name appears on such certificate or certificates as the owner of such shares and each such certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed shares. Unless there has been a default in payment of the applicable Redemption Price, upon cancellation of the certificate representing such Preferred Shares to be redeemed, all dividends on such Preferred Shares designated for redemption on the Redemption Date shall cease to accrue and all rights of the holders thereof, except the right to receive the Redemption Price thereof (including all accrued and unpaid dividend up to the Redemption Date), shall cease and terminate and such Preferred Shares shall be cancelled and cease to be issued shares of the Company.

5.5                               Restrictions. If the Company fails (for whatever reason) to redeem any Preferred Shares on its due date for redemption then, as from such date until the date on which the same are redeemed the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

5.6                               Subsidiary Funds. To the extent permitted by law, the Company shall in good faith use all reasonable efforts as expeditiously as possible to increase the amount of legally available redemption funds including without limitation, procuring that the profits and other funds of each subsidiary of the Company for the time being available for distribution to be paid to it by way of dividend if and to the extent that the Company would not itself otherwise have sufficient profits available for distribution to make any redemption of Preferred Shares required to be made pursuant to this Section 5.

SECTION 6

LIQUIDATION, DISSOLUTION OR WINDING UP

6.1                               Preference Amount. Subject to the Statute, in the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series D Preferred Shares shall be entitled to receive, prior to any distribution to the holders of Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares or Ordinary Shares or any other class or series of shares, an amount per Series D Preferred Share equal to the Series D Issue Price, in each case the Series D Issue Price as adjusted for share dividends, splits, combinations, recapitalizations or similar events, and plus all accrued or declared but unpaid dividends thereon (collectively, the “Series D Preference Amount”). After the full liquidation Series D Preference Amount on all issued and outstanding Series D Preferred Shares has been paid, the holders of the Series C Preferred Shares shall be entitled to receive, prior to any distribution to the holders of Series B Preferred Shares, Series A Preferred Shares or Ordinary Shares or any other class or series of shares, an amount per Series C Preferred Share equal to the Series C Issue Price, in each case the Series C Issue Price as adjusted for share dividends, splits, combinations, recapitalizations or similar events, and plus all accrued or declared but unpaid dividends thereon (collectively, the “Series C Preference Amount”). After the full liquidation Series D Preference Amount on all issued and outstanding Series D Preferred Shares and the full liquidation Series C Preference Amount on all issued and outstanding Series C Preferred Shares have been paid, the holders of the Series B Preferred Shares shall be entitled to receive, prior to any distribution to the holders of Series A Preferred Shares or Ordinary Shares or any other class or series of shares, an amount per Series B Preferred Share equal to the Series B Issue Price, in each case the Series B Issue Price as adjusted for share dividends, splits, combinations, recapitalizations or similar events, and plus all accrued or declared but unpaid dividends thereon (collectively, the “Series B Preference Amount”). After the full liquidation Series D Preference Amount on all issued and outstanding Series D Preferred Shares, the full liquidation Series C Preference Amount on all issued and outstanding Series C Preferred Shares and the full liquidation Series B Preference Amount on all issued and outstanding Series B Preferred Shares have been paid, the holders of the Series A Preferred Shares shall be entitled to receive, prior to any distribution to the holders of Ordinary Shares or any other class or series of shares, an amount per Series A Preferred Share equal to the Series A Issue Price, in each case the Series A Issue Price as adjusted for share dividends, splits, combinations, recapitalizations or similar events, and plus all accrued or declared but unpaid dividends thereon (collectively, the “Series A Preference Amount”). After the full liquidation Series D Preference Amount on all issued and outstanding Series D Preferred Shares, the full liquidation Series C Preference Amount on all issued and outstanding Series C Preferred Shares, the full liquidation Series B Preference Amount on all issued and outstanding Series B Preferred Shares and the full liquidation Series A Preference Amount on all issued and outstanding Series A Preferred Shares have been paid, any remaining funds or assets of the Company legally available for distribution to shareholders shall be distributed pro rata among the holders of the Preferred Shares (on an as-converted basis) together with the holders of the Ordinary Shares. If the Company has insufficient assets to permit payment of the Series D Preference Amount in full to all holders of Series D Preferred Shares, then the assets of the Company shall be distributed ratably to the holders of the Series D Preferred Shares in proportion to the Series D Preference Amount each such holder of Series D Preferred Shares would otherwise be entitled to receive. If after the full liquidation Series D Preference Amount on all issued and outstanding Series D Preferred Shares has been paid, the Company has insufficient assets to permit payment of the Series C Preference Amount in full to all holders of Series C Preferred Shares, then the assets of the Company shall be distributed ratably to the holders of the Series C Preferred Shares in proportion to the Series C Preference Amount each such holder of Series C Preferred Shares would otherwise be entitled to receive. If, after the full liquidation Series D Preference Amount on all issued and outstanding Series D Preferred Shares and the full liquidation Series C Preference Amount on all issued and outstanding Series C Preferred Shares have been paid, the Company has insufficient assets to permit payment of the Series B Preference Amount in full to all holders of Series B Preferred Shares, then the assets of the Company shall be distributed ratably to the holders of the Series B Preferred Shares in proportion to the Series B Preference Amount each such holder of Series B Preferred Shares would otherwise be entitled to receive. If, after the full liquidation Series D Preference Amount on all issued and outstanding Series D Preferred Shares, the full liquidation Series C Preference Amount on all issued and outstanding Series C Preferred Shares and Series B Preference Amount on all issued and outstanding Series B Preferred Shares have been paid, the Company has insufficient assets to permit payment of the Series A Preference Amount in full to all holders of Series A Preferred Shares, then the assets of the Company shall be distributed ratably to the holders of the Series A Preferred Shares in proportion to the Series A Preference Amount each such holder of Series A Preferred Shares would otherwise be entitled to receive.

6.2                               Compulsory Payment. Subject to the Statute, in the event of (i) a merger or consolidation of the Group Companies with or into any other business entity in which the Shareholders as of the date hereof, immediately after such merger or consolidation hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity, or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Group Companies, the Company shall, to the extent legally entitled to do so, pay the amount received on such sale, disposition, license, acquisition or consolidation in either the same form of consideration received by the Company or in cash, as the Company may determine, whether such payment is in the form of a dividend or other legally permissible form (the “Compulsory Payment”). The Compulsory Payment will be distributed to the Shareholders as follows:

(a)                                 to the holders of the Series D Preferred Shares, an amount equal to the Series D Preference Amount that would be payable to such holders pursuant to Section 6.1 (the “Series D Compulsory Payment Preference”). If the value of the Compulsory Payment is less than the Series D Compulsory Payment Preference, then the Compulsory Payment shall be distributed pro rata amongst the holders of all issued and outstanding Series D Preferred Shares;

(b)                                 the remainder (after payment in accordance with subsection (a) above), if any, to the holders of the Series C Preferred Shares, an amount equal to the Series C Preference Amount that would be payable to such holders pursuant to Section 6.1 (the “Series C Compulsory Payment Preference”). If the remainder is less than the Series C Compulsory Payment Preference, then the remainder shall be distributed pro rata among the holders of all outstanding Series C Preferred Shares;

(c)                                  the remainder (after payment in accordance with subsections (a) and (b) above), if any, to the holders of the Series B Preferred Shares, an amount equal to the Series B Preference Amount that would be payable to such holders pursuant to Section 6.1 (the “Series B Compulsory Payment Preference”). If the remainder is less than the Series B Compulsory Payment Preference, then the remainder shall be distributed pro rata amongst the holders of all outstanding Series B Preferred Shares;

(d)                                 the remainder (after payment in accordance with subsections (a), (b) and (c) above), if any, to the holders of the Series A Preferred Shares, an amount equal to the Series A Preference Amount that would be payable to such holders pursuant to Section 6.1 (the “Series A Compulsory Payment Preference”). If the remainder is less than the Series A Compulsory Payment Preference, then the remainder shall be distributed pro rata amongst the holders of all outstanding Series A Preferred Shares; and

(e)                                  the remainder (after payment in accordance with subsections (a), (b), (c) and (d) above), if any, to the holders of Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares and Ordinary Shares on a pro rata basis, based on the number of Ordinary Shares then held by each holder on an as-converted basis.

6.3                               Repurchase of Ordinary Shares. Notwithstanding any other provision of this Section 6, subject to the Statute, the Company may at any time, out of funds legally available therefor, repurchase Ordinary Shares of the Company issued to or held by employees, officers, directors, contractors, advisors or consultants of the Group Companies upon termination of their employment or services, pursuant to any bona fide agreement providing for such right of repurchase, whether or not dividends on the Preferred Shares shall have been declared.

6.4                               Distribution of Assets or Securities. Subject to the Statute, in the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holder of Preferred Shares and Ordinary Shares shall be determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board). Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(a)                                 If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(b)                                 If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(c)                                  If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board).

6.5                               Valuation of Securities. The method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in Section 6.4 of this Schedule 1 to reflect the fair market value thereof as determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board). Subject to the Statute, the holders of at least a majority of the issued and outstanding Preferred Shares shall have the right to challenge any determination by the liquidator or the Board, as the case may be, of fair market value pursuant to this Section 6, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the liquidator or the Board, as the case may be, and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

SECTION 7

NOTICES

Except as otherwise expressly provided, whenever in this Schedule 1 notices or other communications are required to be made, delivered or otherwise given to holders of the Preferred Shares, the notice or other communication shall be made in writing and shall be by telefax, electronic mail, commercial express courier service or personal delivery, addressed to the persons shown on the books of the Company as such holders at the addresses as they appear in the books of the Company, as of a record date or dates determined in accordance with these Articles and applicable law, as in effect from time to time. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by such courier, if delivered by commercial express courier service; or if faxed, when transmission is confirmed by the sender’s fax machine.

SECTION 8

MISCELLANEOUS

8.1                               Except as may otherwise be conferred or required by law or provided by the Shareholders Agreement, the Preferred Shares shall not have any designations, preferences, limitations or relative rights other than those specifically set forth in this Schedule 1 (as such may be amended from time to time only with the written consent or agreement of the holders of at least a majority of the Preferred Shares then issued and outstanding) and in any other provision of these Articles.

8.2                               If any right, preference or limitation of the Preferred Shares set forth herein (as amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Schedule 1 which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall not be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

8.3                               Any registered holder of Preferred Shares shall be entitled to an injunction or injunctions to prevent violations of the provisions of these Articles and to enforce specifically the terms and provisions of these Articles in any court of the Cayman Islands or any countries having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

SCHEDULE 2

PROVISIONS RELATING TO TRANSFER OF SHARES

SECTION 1

DEFINITIONS

For the purposes of this Schedule 2, the following terms shall have the meanings indicated below. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in these Articles or Schedule 1, as the case may be. Unless otherwise specified, the words “hereof,” “hereunder” and “hereto,” and words of like import used in this  Schedule 2, refer to this Schedule 2.

“transfer” of any Ordinary Shares means sale, assignment, transfer, pledge, hypothecation, mortgage, encumbrance or otherwise disposal of, directly or indirectly, through one or a series of transactions, such Ordinary Shares.

SECTION 2

SALE OF ORDINARY SHARES

Subject to Section 6 hereof, if any holders of Class A Ordinary Shares or its Affiliates (the “Selling Shareholder”) proposes to directly or indirectly transfer any Ordinary Shares held by it, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to the Company, and immediately upon the expiration of the Company First Refusal Period (as defined below), to each Preferred Shareholder prior to such transfer provided that the Company may by Ordinary Resolution specifically waive its rights under this Section 2 in writing, and provided that each Preferred Shareholder may specifically waive his rights under this Section 2 in writing. The Transfer Notice shall describe in reasonable detail the proposed transfer including, without limitation, the number of Ordinary Shares to be sold or transferred (the “Offered Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

SECTION 3

RIGHT OF FIRST REFUSAL

3.1                               The Company’s Option. Subject to the Statute, the Company shall have the right, exercisable upon written notice to the Selling Shareholder and each Preferred Shareholder, within thirty (30) days after receipt of the Transfer Notice (the “Company First Refusal Period”), to elect to purchase for cancellation all or any part of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice, provided that the Company may by Ordinary Resolution specifically waive its rights under this Section 3 in writing, and provided that each Preferred Shareholder may specifically waive his rights under this Section 3.1 in writing; provided further that the Company’s right to exercise its rights under this Section 3.1 to purchase all or any part of the Offered Shares from any Selling Shareholder shall be subject to the prior written consent of a majority of the Series C Preferred Shares.

3.2                               Preferred Shareholders’ Option. If and to the extent that any Offered Shares have not been purchased by the Company pursuant to Section 3.1 hereof, each Preferred Shareholder shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Preferred Shareholder, within thirty (30) days following the expiration of the Company First Refusal Period (the “Preferred First Refusal Period”), to elect to purchase all or any part of its pro rata share of the remaining Offered Shares (that have not been purchased by the Company) equivalent to the product obtained by multiplying the aggregate number of the remaining Offered Shares by a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such Preferred Shareholder at the time of the transaction and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) owned by all the Preferred Shareholders at the time of the transaction, at the same price and subject to the same material terms and conditions as described in the Transfer Notice, provided that each Preferred Shareholder may specifically waive his rights under this Section 3.2 in writing, and provided that no fractional shares of the Company shall be issued and the number of shares of the Company to be so issued (after aggregating all fractional shares) shall be rounded to the nearest whole share (with one-half being rounded upward). To the extent that any Preferred Shareholder does not exercise its right of first refusal to the full extent of its pro rata share of the Offered Shares or waive his right in writing, the Selling Shareholder and the participating Preferred Shareholders shall, within ten (10) days after the end of the Preferred First Refusal Period, make such adjustments to each exercising Preferred Shareholder’s pro rata share of the Offered Shares (that have not been purchased by any Preferred Shareholder) so that any remaining Offered Shares may be allocated to those Preferred Shareholders exercising their rights of first refusal on a pro rata basis.

3.3                               Exercise Period. The Company or any Preferred Shareholder shall not have a right to purchase any of the Offered Shares unless it exercises its right of first refusal within the Company First Refusal Period or the Preferred First Refusal Period, as the case may be, to purchase up to all, or all of its pro rata share, of the Offered Shares.

3.4                               Expiration Notice. Within ten (10) days after expiration of the Preferred First Refusal Period the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder specifying either (i) that all of the Offered Shares was subscribed by the Preferred Shareholders exercising their rights of first refusal or (ii) that the Preferred Shareholders have not subscribed all of the Offered Shares in which case the First Refusal Expiration Notice will specify the Co-Sale Pro-Rata Portion (as defined below) of the remaining Offered Shares for the purpose of their co-sale rights described in Section 4 hereof.

3.5                               Purchase Price. The purchase price for the Offered Shares to be purchased by the Company or the Preferred Shareholders exercising their right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth in this Section 3.5. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith prior to the date of the First Refusal Expiratio Notice, which determination will be binding upon the Company, the Preferred Shareholders, and the Selling Shareholder, absent fraud or error.

3.6                               Payment. Payment of the purchase price for the Offered Shares purchased by the Company or the Preferred Shareholders shall be made within ten (10) days following the date of the First Refusal Expiration Notice. Payment of the purchase price will be made by wire transfer or check as directed by the Selling Shareholder.

3.7                               Rights of a Selling Shareholder. If the Company or any Preferred Shareholder exercises its right of first refusal to purchase any Offered Shares, then, upon the date the notice of such exercise is given by the Company or such Preferred Shareholder, as the case may be, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from the Company or such Preferred Shareholder, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to the Company or such Preferred Shareholder, as the case may be.

3.8                               Application of Co-Sale Rights. If the Company or the Preferred Shareholders have not elected to purchase all of the Offered Shares, then the sale of the remaining Offered Shareswill become subject to the co-sale rights set forth in Section 4 hereof.

SECTION 4

CO-SALE RIGHT

To the extent that the Company and Preferred Shareholders have not exercised their right of first refusal with respect to any or all the Offered Shares, then each Preferred Shareholder which has not exercised its right of first refusal with respect to the Offered Shares or waived his right in writing shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Preferred Shareholder (the “Co-Sale Notice”) within twenty (20) days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in the sale of the shares held by such Preferred Shareholder on the same terms and conditions as set forth in the Transfer Notice, provided that each Preferred Shareholder may specifically waive his rights under this Section 4 in writing. The Co-Sale Notice shall set forth the number of the shares (“Co-Sale Shares”) (on both an absolute and as-converted to Ordinary Shares basis) that such participating Preferred Shareholder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Preferred Shareholder. To the extent one or more of the Preferred Shareholders exercise such right of co-sale in accordance with the terms and conditions set forth below, the number of the Co-Sale Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Preferred Shareholder shall be subject to the following terms and conditions:

4.1                               Co-Sale Pro Rata Portion. Each Preferred Shareholder which has not exercised its right of first refusal with respect to the Offered Shares may sell all or any part of that number of Ordinary Shares held by it that is equal to the product obtained by multiplying (x) the aggregate number of the remaining Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by such Preferred Shareholder at the time of the sale or transfer and the denominator of which is the total combined number of Ordinary Shares (on an as-converted basis) at the time owned by all Preferred Shareholders which has not exercised its right of first refusal with respect to the Offered Shares and the Selling Shareholder (“Co-Sale Pro Rata Portion”). To the extent that any Preferred Shareholder does not participate in the sale to the full extent of its Co-Sale Pro Rata Portion, the Selling Shareholder and the participating Preferred Shareholders shall, within five (5) days after the end of such Co-Sale Right Period, make such adjustments to the Co-Sale Pro Rata Portion of each participating Preferred Shareholder so that any remaining Co-Sale Shares may be allocated to other participating Preferred Shareholders on a pro rata basis.

4.2                               Transferred Shares. Each participating Preferred Shareholder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(a)                                 the number of Ordinary Shares which such Preferred Shareholder elects to sell;

(b)                                 that number of Preferred Shares which is at such time convertible into the number of Class B Ordinary Shares that such Preferred Shareholder elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Preferred Shareholder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in subsection 4.2(a) hereof. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(c)                                  a combination of the above.

4.3                               Payment to Preferred Shareholders. The share certificate or certificates that the participating Preferred Shareholder delivers to the Selling Shareholder pursuant to Section 4.2 hereof shall be transferred to the prospective purchaser in consummation of the sale of the Co-Sale Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Preferred Shareholder that portion of the sale proceeds to which such Preferred Shareholder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Preferred Shareholder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Co-Sale Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Preferred Shareholder.

Right to Transfer. To the extent the Preferred Shareholders do not elect to purchase the Offered Shares subject to the Transfer Notice, or to participate in the sale of the Co-Sale Shares, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and each of the Preferred Shareholders of the Transfer Notice, conclude a transfer of the Offered Shares covered by the Transfer Notice and not elected to be purchased by the Preferred Shareholders, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Offered Shares by the Selling Shareholder, shall again be subject to the right of first refusal of the First Refusal Right Holders and the co-sale right of the Preferred Shareholders and shall require compliance by the Selling Shareholder with the procedures described in Section 3 and this Section 4 hereof.

SECTION 5

EXEMPT TRANSFERS

Notwithstanding anything to the contrary contained herein, the right of first refusal and co-sale rights of the Company and/or the Preferred Shareholders shall not apply to (a) any sale or transfer of Ordinary Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship; (b) any transfer to the parents, children or spouse, or to trusts for the benefit of such persons, of any Class A Ordinary Shareholder by such Class A Ordinary Shareholder for bona fide estate planning purposes; or (c) any transfer of Class A Ordinary Shares by any Class A Ordinary Shareholder to any subsidiary whose voting equity securities are 100% owned by such Class A Ordinary Shareholder, a parent company owning, directly or indirectly, one hundred percent (100%) of the voting equity securities or equity interest in such Class A Ordinary Shareholder, or a subsidiary (directly or indirectly) whose voting equity securities are one hundred percent (100%) owned by such parent company (each transferee pursuant to the foregoing clauses (a) to (c), a “Permitted Transferee”); provided that adequate documentation therefore is provided to the Preferred Shareholders to its satisfaction and that any such Permitted Transferee agrees in writing to be bound by the Shareholders Agreement in place of the relevant transferor; provided, further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

SECTION 6

PROHIBITED TRANSFERS

6.1                               Except for transfers by the holders of Class A Ordinary Shares to Permitted Transferees as provided in Section 5 hereof, none of the Founders, the holders of Class A Ordinary Shares or the Permitted Transferees shall, without the prior written consent of holders of a majority of the Ordinary Shares held by the Preferred Shareholders and their respective permitted transferees (on an as-converted basis), directly or indirectly, transfer any of the Company’s securities now held by him/her/it to any person in violation of this Schedule 2.

6.2                               Any attempt by a party to transfer Class A Ordinary Shares in violation of this Schedule 2 shall be void and the Company hereby agrees that it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of holders of a majority of the Ordinary Shares held by the Preferred Shareholders and their respective permitted transferees (on an as-converted basis).

6.3                               Subject to the Statute, and subject to Section 2 of the Shareholders Agreement and Section 5 above and to Section 5 of Schedule 1 above, but otherwise notwithstanding anything to the contrary herein, none of the Preferred Shareholders shall, without the prior written consent of holders of a majority of the Class A Ordinary Shares, transfer any of the Company’s securities now held by it to any person other than its subsidiaries or to any other person controlling, or under common control with, that Preferred Shareholder within three (3) years after November 16, 2015.

SECTION 7

LEGEND

7.1                               Each certificate representing the Restricted Shares shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.”

7.2                               Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 7.1 hereof to enforce the provisions of this Schedule 2 and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Schedule 2.

SECTION 8

RESTRICTION ON INDIRECT TRANSFERS

Notwithstanding anything to the contrary contained herein, without the prior written approval of holders of at least a majority of the Preferred Shares:

8.1                               Each of the Founders and the holders of Class A Ordinary Shares shall not, and shall not cause or permit any other person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or controlled by them in the Domcos, as the case may be, to any person. Any transfer in violation of this Section 8.1 shall be void and the Founders and the holders of Class A Ordinary Shares shall procure that each of the Domcos will not effect such transfer nor will it treat any alleged transferee as the holder of such equity interest without the prior written approval of the holders of at least a majority of the Preferred Shares.

8.2                               Each of the Founders and the holders of Class A Ordinary Shares shall procure that the Domcos shall not issue to any person any equity securities of the Domcos, as the case may be, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of the Domcos, as the case may be, without the prior written approval of the majority in interest of the Preferred Shareholders.

8.3                               Each of the Founders and the holders of Class A Ordinary Shares shall also procure that restrictions set forth in this Schedule 2 shall not be avoided by the direct or indirect transfer of any shares (or other interest) in such holder of Class A Ordinary Shares or of any other entity having control over such holder of Class A Ordinary Shares.

SECTION 9

MISCELLANEOUS

9.1                               Term. The provisions under this Schedule 2 shall terminate upon the occurrence of the closing of a Qualified Public Offering.

9.2                               Assignment. The rights of each Shareholder under this Schedule 2 are fully assignable in connection with a transfer of shares of the Company by such Shareholder; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by such Shareholder stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of the Shareholders Agreement.

9.3.                            Severability. If any provision of these Articles is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated in these Articles on substantially the same terms as originally set forth in these Articles, and if no feasible interpretation would save such provision, it shall be severed from the remainder of these Articles, which shall remain in full force and effect.